UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2008

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2008, Keryx Biopharmaceuticals, Inc. (“Keryx”) issued a press release announcing results of operations for the third quarter ended September 30, 2008, and announced that it would host a conference call on November 11, 2008, for investors where Keryx will discuss its results of operations and financial results. A copy of the press release is being furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events.

On November 10, 2008, Keryx issued a press release announcing that data from its Phase I/II clinical trial of KRX-0401 (perifosine) has been selected for oral presentation at the upcoming 50th Annual Meeting of the American Society of Hematology (“ASH”), to be held in San Francisco beginning December, 2008. A copy of this press release is being furnished as Exhibit 99.2 to this report, and the abstract of the study is being furnished as Exhibit 99.3 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)
Date: November 10, 2008

	By:	/s/ James F. Oliviero
James F. Oliviero
Vice President, Finance

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated November 10, 2008.
99.2	Press Release dated November 10, 2008.
99.3
Abstract of Study Entitled “Phase I/II Results of a Multicenter Trial of Perifosine (KRX-0401) + Bortezomib in Patients with Relapsed or Relapsed / Refractory Multiple Myeloma Who Were Previously Relapsed from or Refractory to Bortezomib.”